Exhibit 99.1

NEWS RELEASE

Parsley Energy Increases Committed Portion of Credit Facility to $500 Million

AUSTIN, Texas, April 27, 2015 – Parsley Energy, Inc. (NYSE: PE) (“Parsley” or the “Company”) today announced that aggregate lender commitments under its revolving credit facility have been increased by $135 million to $500 million. Aggregate commitments equal the Company’s $500 million borrowing base, which was reduced by approximately $61 million in the April 1, 2015 redetermination by its bank lending group. Parsley currently has no outstanding borrowings under its credit facility, leaving $500 million of unused borrowing capacity.

About Parsley Energy, Inc.

Parsley Energy, Inc. is an independent oil and natural gas company focused on the acquisition, development, and exploitation of unconventional oil and natural gas reserves in the Permian Basin in West Texas. For more information, visit our website at www.parsleyenergy.com.

Contact Information

Brad Smith, CFA

Parsley Energy, Inc.

Director, Investor Relations

ir@parsleyenergy.com

(512) 505-5199

Dennard • Lascar Associates

Jack Lascar, jlascar@dennardlascar.com

Lisa Elliott, lelliott@dennardlascar.com

(713) 529-6600

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